SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)  August 31, 2000

                          GLOBAL TECHNOVATIONS, INC.
             (Exact name of Registrant as Specified in its Charter)

    Delaware                      333-56083              84-1027821
(State or other jurisdiction       (Commission            (IRS Employer
     of incorporation)              File  No.)           Identification No.)


                          7108 Fairway Drive, Suite 200

                          Palm Beach Gardens, FL 33418

       Registrant's telephone number, including area code: (561) 775-5756

Item 2.  Acquisition or Disposition of Assets.

  On August 31, 2000, Global Technovations, Inc. ("GTI") acquired 100% of the outstanding common stock of Onkyo America, Inc. ("OAI") from Onkyo Corporation, Onkyo Malaysia SDN. BHD., and Onkyo Europe Electronics GMBH. OAI is a manufacturer and supplier of high quality audio speakers. It also sells overhead sound systems installed in sports utility vehicles.

     The purchase price was $25,000,000 plus a contingent sum of up to $15,000,000 based upon the future post acquisition earnings of OAI (the "Earn-Out") over a five-year period. At closing, GTI paid $13,000,000 in cash and delivered the balance of $12,000,000 in promissory notes due in three years together with accrued interest of 7.51%. The Earn-Out, if any, is due and payable on August 31, 2005.

     To facilitate the acquisition of OAI shares:

(i) GTI refinanced OAI's existing indebtedness with OAI entering into a secured three-year $31,230,000 credit facility with GMAC Business Credit, LLC. The proceeds were used to repay OAI's existing indebtedness owed to another institutional lender and to lend part of the cash purchase price to GTI. The credit facility consists of a revolving line of credit and two term loans. The revolving line of credit is for a maximum of $20,000,000 subject to meeting various financial and other covenants. Under the line of credit, GTI may borrow up to 85% of eligible accounts receivable plus the lesser of 60% of all eligible inventory or $7,500,000. The term loans are for $5,230,000 and $6,000,000. The $5,230,000 term loan is due in monthly installments of approximately $72,639 with a balloon payment due on August 30, 2003 of approximately $2,615,000; the other term loan is due in monthly installments of $100,000 increasing to monthly installments of $150,000 on October 1, 2001 and again increasing to $250,000,000 per month on October 1, 2002. The final payment is due on August 30, 2003. Except for LIBOR loans, which may be advanced under the line of credit, interest on each of the loans under the credit facility is at the greater of the federal funds rate established by the Federal Reserve Bank of New York plus one-half percent or the published prime rate. At the closing, GTI borrowed a total of $20,543,338 under the credit facility. The credit facility is secured by a first lien on all of the assets of OAI. GTI guaranteed the credit facility and pledged all of its outstanding stock of OAI as additional security;

(ii) OAI borrowed $7,000,000 from the Wilmington Trust Company and George Jeff Mennen, co-trustee u\a dated November 25, 1970 with George S. Mennen FBO John Henry Mennen (the "Mennen Trust"). Mr. George Jeff Mennen is a director of GTI. This loan is due in eight years and is secured by a second lien on all of the assets of OAI; and

(iii)GTI borrowed $5,000,000 from the Mennen Trust. This loan is due in eight years and is secured by a first lien on all of the assets of GTI except for the capital stock and assets of OAI.

(iv) In connection with the loans made by the Mennen Trust, the Company issued warrants to purchase 1,500,000 shares of its common stock exercisable at $.94 per share over a 10-year period. The issuance of these warrants will result in the Company incurring an expense of approximately $1,500,000 using the Black Scholes formula.

     The interest on both loans made by the Mennen Trust is 12.5% per annum payable monthly with 2 1/2% per annum accruing and due at the time the principal is due.

     OAI, based in Columbus, Indiana, owns a 130,000 square foot facility containing its manufacturing plant and executive offices. It employs approximately 425 people. It also maintains sales offices in Troy, Michigan, and in Chula Vista, California.

Item 7.  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

     As permitted by Form 8-K, the required historical financial information statements required by Regulation S-X will be filed by an amendment to this Form 8-K no later than November 14, 2000.

(b) Pro Forma Financial Information

     As permitted by Form 8-K, the required pro forma financial information statements required by Regulation S-X will be filed by an amendment to this Form 8-K no later than November 14, 2000.

(c) Exhibits

99.1 Credit Agreement between GMAC Business Credit, L.L.C. ("GMAC") and Onkyo Acquisition Corporation ("OAC") with Schedules
99.2     Subordination Agreement of Mennen Trust in favor of GMAC
99.3     Guaranty of Global Technovations, Inc. ("GTI")
99.4     Stock Pledge Agreement of GTI
99.5     Omnibus Amendment Agreement of Onkyo America ("OAI") and OAC
99.6     Mortgage and Security Agreement of OAI
99.7     Security Agreement of  Onkyo America Specialty Products, Inc. ("OASP")
99.8     Security Agreement of OAI
99.9     Patent and License Security Agreement of OASP
99.10    Stock Pledge Agreement from OAI
99.11    $7,000,000 Senior Secured 8-year Note of OAC payable to Mennen Trust
99.12    Subordinated Loan and Security Agreement of OAC in favor of Mennen
99.13    Plan and Agreement of Merger between OAI and OAC
99.14    $5,000,000 Senior Secured Note of GTI payable to Mennen Trust
99.15    Security Agreement of GTI to Mennen Trust
99.16    1,500,000 GTI Common Stock Warrants to Mennen Trust
99.17    Share Purchase Agreement with Schedules
99.18    Amendment to Share Purchase Agreement

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GLOBAL TECHNOVATIONS, INC.




                                    By:   /s/William C. Willis, Jr.
                                        ------------------------------
                                         William C. Willis, Jr.
Date:  September 14, 2000                Chairman and Chief Executive Officer